Exhibit 10.2

Prepared by: Christopher L. Pennington, Esq.

Tax Map Reference. (N.J.S.A. __________________) Town of Secaucus

Block No. 57, Lot No.3

ASSIGNMENT OF GROUND LEASE,
GENERAL ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT OF GROUND LEASE, GENERAL ASSIGNMENT AND BILL OF SALE (the “General Assignment and Bill of Sale”) is made as of the 20th day of May, 2014 by TRINITY PLACE HOLDINGS INC., a Delaware corporation (“Seller” or “Assignor”), successor-by-merger to Syms Corp., having an address at 1 Syms Way, Secaucus, New Jersey 07094 to ASG EQUITIES SECAUCUS LLC, a Delaware limited liability company, having an address at c/o 22 Cortland Street, 5th Floor, New York, New York 10007 (“Purchaser” or “Assignee”). This General Assignment and Bill of Sale amends, restates and supersedes that certain General Assignment and Bill of Sale dated March 24, 2014.

KNOW ALL BY THESE PRESENTS:

1.          General Assignment and Bill of Sale.

Seller, for and in consideration of the sum of (i) Twenty Nine Million ($29,000,000) Dollars (the “Purchase Price”) and (ii) delivery of a letter of credit for the benefit of Seller in the amount of Four Million Seventeen Thousand ($4,017,000) Dollars to be posted no later than March 31, 2014 as security for Seller’s obligations under proofs of claim 2662 and 2692 filed by U.S. Bank National Association in the United States Bankruptcy Court for the District of Delaware (the “ASG Letter of Credit”) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to Purchaser, its successors and assigns all right, title and interest of Seller in and to:

a.           The building, parking areas, and other structures and improvements (collectively, the “Improvements”) located on the real property known as 1 Syms Way, Secaucus, New Jersey, more particularly described on Exhibit A attached hereto (the “Property”), which conveyance shall expressly include all of Seller’s right, title and interest, if any, in and to such real property;

b.           All fixtures of every nature and description, if any, owned by Seller and located on the Property as of the date hereof, including, but not limited to, all heating, ventilation and air-conditioning equipment, electrical facilities and other building services equipment and machinery, plus all tools, furnishings, supplies and other tangible property owned by Seller in, on, attached to, appurtenant to and used in the operation or maintenance of the Improvements but expressly excluding all computers, servers, routers, cables, printers, computer equipment and all other types of IT equipment (all of the property herein described are hereinafter referred to collectively as the “Personal Property”). It is understood and agreed that the assignment of the Personal Property is without consideration; and

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c.           Seller’s interest, if any, in and to any guarantees, licenses, approvals, certificates, permits and warranties relating to the Property, to the extent assignable without consent (collectively, the “Intangible Property”); and

d.           Severance Lease No. 5, dated as of April 20, 1977, between 99 Hudson TIC II LLC (herein referred to as “Landlord”) as successor in interest to First Pennsylvania Bank, N.A., as landlord, and Hartz Mountain Metropolitan, a New Jersey general partnership (“Hartz Mountain”), as tenant, with respect to the premises located at 1 Emerson Lane, a/k/a 1 Syms Way, Secaucus, New Jersey (the “Lease”), a memorandum of the Lease having been recorded in Deed book 3279 at page 93, et seq., the tenant’s interest in said Lease having been assigned by Assignment and Assumption of Ground Lease dated October 5, 1982 by and between Hartz Mountain Metropolitan and Archlane Corporation N.V. recorded October 7, 1982 in Deed Book 3359, page 941 and by Assignment and Assumption of Ground Lease dated May 8, 1986 by and between Archlane Corporation N.V. and Syms Corp., recorded May 18, 1986 in Deed Book 3558, page 202 (herein the “Ground Lease”), a copy of which Ground Lease is attached hereto as Exhibit B.

TO HAVE AND TO HOLD the Improvements, Personal Property, Intangible Property, Ground Lease (collectively, the “Purchased Property”) unto Purchaser, its successors and assigns, forever.

2.          Assumption.

Purchaser accepts the foregoing assignment. Purchaser assumes and agrees to be bound by and to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed under the hereby assigned Purchased Property in respect of the period from and after the date hereof.

3.          Acceptance of Property.

Purchaser hereby accepts the Purchased Property, without recourse, on an “AS IS, WHERE IS” AND “WITH ALL FAULTS” CONDITION AND BASIS and acknowledges that except as provided herein, the Purchased Property has been assigned, conveyed and transferred hereunder without any representation or warranty by Seller whatsoever (express or implied) and, to the extent permitted by applicable law, Purchaser expressly disclaims any representation or warranty implied by law, including, without limitation, any representation or warranty as to merchantability or fitness for any particular purpose.

Assignor represents and warrants that as of the execution and delivery of this General Assignment and Bill of Sale (i) the Ground Lease is in full force and effect and Assignor has performed all of its obligations under the Ground Lease through the date hereof, (ii) there are no leases, subleases, licenses and other occupancy agreements in effect or which will be binding upon Assignor, the Purchased Property or the Property, (iii) there are no service contracts affecting the Assignor, the Purchased Property or the Property which will be binding upon the Assignee or the Property, (iv) the real estate taxes with respect to the Ground Lease, the Improvements and the Property have been paid and are current through the date hereof; and (v) that the Purchased Property is free of all liens and encumbrances.

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4.          Counterpart Copies.

This General Assignment and Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this General Assignment and Bill of Sale.

5.          Order.

A copy of the Order of the United Stated Bankruptcy Court authorizing the execution and delivery of this General Assignment and Bill of Sale (the “Order”) is annexed hereto as Exhibit C.

6.          Earnest Money Deposit. Seller and Purchaser acknowledge and agree that (i) Purchaser has deposited the sum of Six Million Fifty Thousand and 00/100 Dollars ($6,050,000.00) (together with any interest earned thereon, the “Deposit”) with Riverside Abstract LLC (“Escrow Holder”) by wire transfer of immediately available funds to the account designated by Escrow Holder, which sum is being held by Escrow Holder in escrow pursuant to a separate agreement between Seller, Purchaser and Escrow Holder, and (ii) upon entry of, and in accordance with, the Order the Deposit and the balance of the Purchase Price (over and above the Deposit) shall be paid to or as directed by Seller by wire transfer of immediately available funds as designated by Seller. If the United States Bankruptcy Court makes a final determination not to approve the assumption, assignment and sale of the Purchased Property to Purchaser, (i) the Deposit shall be returned to Purchaser promptly (within two business days) thereafter (and the parties shall jointly instruct Escrow Holder to promptly return the Deposit to Purchaser) and (ii) Seller shall immediately return the ASG Letter of Credit to Purchaser which ASG Letter of Credit shall immediately be cancelled and withdrawn, whereupon this General Assignment and Bill of Sale shall be deemed terminated and of no further force and effect. IN THE EVENT THAT BUYER SHALL DEFAULT IN ITS OBLIGATION TO PAY THE BALANCE OF THE PURCHASE PRICE IN ACCORDANCE WITH THE TERMS HEREOF AND OF THE ORDER, BUYER AND SELLER AGREE THAT THE DAMAGES THAT SELLER SHALL SUSTAIN AS A RESULT THEREOF SHALL BE SUBSTANTIAL AND SHALL BE DIFFICULT TO ASCERTAIN. BUYER AND SELLER THEREFORE AGREE THAT IF BUYER FAILS TO PAY THE BALANCE OF THE PURCHASE PRICE IN ACCORDANCE WITH THE TERMS HEREOF AND OF THE ORDER, SELLER’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO BUYER’S FAILURE TO PAY THE BALANCE OF THE PURCHASE PRICE IN ACCORDANCE WITH THE TERMS HEREOF AND OF THE ORDER SHALL BE TO RECEIVE AS LIQUIDATED DAMAGES THE ENTIRE DEPOSIT FROM ESCROW HOLDER (AND THE PARTIES SHALL JOINTLY INSTRUCT ESCROW HOLDER TO PROMPTLY DELIVER THE DEPOSIT TO SELLER), AND THEREAFTER NEITHER BUYER NOR SELLER SHALL HAVE ANY FURTHER LIABILITY OR OBLIGATION TO THE OTHER.

[Signatures on following pages]

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IN WITNESS WHEREOF, the Seller and Purchaser have caused this General Assignment and Bill of Sale to be executed as of the date first written above.

SELLER:

TRINITY PLACE HOLDINGS, INC.

By:	/s/ Matthew Messinger

PURCHASER:

ASG EQUITIES SECAUCUS LLC

By:	/s/ Raymond Gindi
Raymond Gindi
Authorized Signatory

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STATE OF DLEAWARE	)
	)	ss.
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED, that on this 8th day of April, 2014, before me, the subscriber, personally appeared Matthew Messinger, who, I am satisfied is the person who signed the within Instrument as the Chief Operating Officer of Trinity Place Holdings, Inc., a Delaware corporation; and I having first made known to him the contents thereof, he thereupon acknowledged that he signed and delivered the within instrument as such officer aforesaid; that the within instrument is the voluntary act and deed of the corporation, made by virtue of authority from its board of directors.

/s/ Donald Nelson Isher
NOTARY PUBLIC

My Commission Expires: October 23, 2016

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STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

BE IT REMEMBERED, that on this 8th day of April, 2014, before me, the subscriber, personally appeared Raymond Gindi, who, I am satisfied is the person who signed the within Instrument as the Authorized Signatory of ASG Equities Secaucus LLC, a Delaware limited liability company; and I having first made known to him/her the contents thereof, he/she thereupon acknowledged that he/she signed and delivered the within instrument as such officer aforesaid; that the within instrument is the voluntary act and deed of the limited liability company, made by virtue of authority from its members.

/s/ Antoinette M. Coloreo
NOTARY PUBLIC OF STATE OF NEW JERSEY

My Commission Expires: ANTOINETTE MARIE COLOREO Notary Public, State of New York No. 01CO61914107 Qualified in Kings County Commission Expires September 29, 2016

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Exhibit A
[Legal Description]

(EMERSON LOT)

DESCRIPTION OF LOT 1-3B IN BLOCK 26, TOWN OF SECAUCUS, HUDSON COUNTY, N.J.

BEGINNING at a point in the northerly line of Commerce Street (60.00 feet wide), said point being S68°17'22"E 688.76 feet along said northerly line of Commerce Street from its intersection with the easterly line of Enterprise Avenue (60.00 feet wide) as shown on a map entitled "Proposed Subdivision, Lot 1-3, Block 26 in the Town of Secaucus, Hudson County, N.J." filed in the Hudson County Register's Office on May 14, 1979 as shown on map no. 2905 and running thence;

(1) N21°42'38"E 548.00 feet along the westerly line of lot 1-3B, Block 26 on aforementioned map to a point, thence;

(2) N68°17'22"W 127.74 feet along a portion of the northerly line of Lot 1-3A, Block 25 to a point, thence;

(3) N21°42'38"E 460.15 feet along the westerly line of lot (1-3B, Block 26 to a point in the northerly line of said lot, thence;

(4) S63°48'03"E 810.92 feet along said northerly line of said lot to a point, thence;

(5) S63°36'29"E 154.83 feet along said northerly line of said lot to a point in the easterly line of said lot, thence;

(6) S21°49'26"W 717.76 feet along said easterly line of said lot to a point, thence;

(7) S14°04'07"W 136.22 feet along said easterly line of said lot to a point in the southerly line of said lot, thence;

(8) N68°17'22"W 608.59 feet along said southerly line of said lot to a point, thence;

(9) S21°42'38"W 79.28 feet to a point of tangency in the cul-de-sac line of aforementioned Commerce Street, thence;

(10) Along the cul-de-sac line being a curve to the left having a radius of 60.00 feet for an arc length of 163.80 feet to a point of reverse curvature, thence;

(11) Along a curve to the right having a radius of 40.00 feet for an arc length of 46.37 feet to a point of tangency, thence;

(12) N68°17'22"W 91.46 along the said northerly line of Commerce Street to the point or place of beginning.

CONTAINING 18.640 ACRES

Together with an easement in common with others over Commerce Street as said street is shown on the aforementioned subdivision map.

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Exhibit B
[Ground Lease]

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Exhibit C
[Copy of Order]

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: FILENE’S BASEMENT, LLC, et al.,[1] Reorganized Debtors.	) ) ) ) ) ) ) ) ) )	Chapter 11 Case No. 11-13511 (KJC) Jointly Administered Ref. Docket Nos. 2864, 2891, 2901, 2902

ORDER PURSUANT TO 11 U.S.C. §§ 105(a), 363 AND 365
AND FED. R. BANKR. P. 9019, THE PLAN AND CONFIRMATION
ORDER (I) APPROVING SETTLEMENT (II) AUTHORIZING
ASSUMPTION AND ASSIGNMENT OF UNEXPIRED LEASE OF
NON-RESIDENTIAL REAL PROPERTY LOCATED AT ONE SYMS WAY,
SECAUCUS, NEW JERSEY AND (III) GRANTING RELATED RELIEF

Upon the Reorganized Debtors’ Motion for an Order (i) Approving Settlement (ii) Authorizing Assumption and Assignment of Unexpired Lease of Non-Residential Real Property Located at One Syms Way, Secaucus, New Jersey and (iii) Granting Related Relief (the “Motion”), pursuant to Bankruptcy Code2 sections 105, 363 and 365, and Bankruptcy Rules 6004, 6006 and 9019 authorizing Trinity Place Holdings, Inc. f/k/a Syms Corp. (“Syms”) to enter into a settlement that includes, inter alia, the assumption, assignment, and sale to ASG Equities Secaucus LLC (the “Assignee”) of that certain unexpired lease of non-residential real property located at One Syms Way, Secaucus, New Jersey (the “Secaucus Property”), known as Severance Lease No. 5, dated as of April 20, 1977, between 99 Hudson TIC II LLC (“Landlord”) as successor-in-interest to First Pennsylvania Bank NA, as landlord and Hartz Mountain Metropolitan, a New Jersey general partnership, as tenant, with respect to the premises located at 1 Emerson Lane, a/k/a 1 Syms Way, Secaucus, New Jersey, (the “Lease”),3 and of Syms’ related leasehold improvement interests thereon (collectively with the Lease, the “Leasehold Interests”); and due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is the result of good faith, arms’ length negotiations between Syms and Assignee, and satisfies Syms’ business judgment that it is in the best interests of Syms, its creditors, and other parties in interest; and after due deliberation thereon; and sufficient cause appearing therefor, it is hereby

[1]	The Reorganized Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Filene's Basement, LLC (8277), Trinity Place Holdings, Inc. f/k/a Syms Corp. (5228), Syms Clothing, Inc. (3869), and Syms Advertising Inc. (5234).

2	Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Motion.

FOUND, ORDERED, ADJUDGED, AND DECREED that:

1.          The Motion is GRANTED as set forth herein.

2.          The settlement is approved pursuant to Bankruptcy Rule 9019.

3.          Pursuant to Bankruptcy Code section 365, the assumption of the Lease by Syms is hereby approved and authorized, the requirements of Bankruptcy Code section 365(b)(1) with respect thereto are hereby deemed satisfied, and the sale of the Leasehold Interests pursuant to the Plan (sections VII.G and IX.A) and Confirmation Order (paragraphs 18, 28, 30, and 49) is also approved and authorized.

[3]	A memorandum of the Lease having been recorded in Deed book 3279 at page 93, et seq., the tenant’s interest in said Lease having been assigned by Assignment and Assumption of Ground Lease dated October 5, 1982 by and between Hartz Mountain Metropolitan (assignor) and Archlane Corporation N.V. (assignee) recorded October 7, 1982 in Deed Book 3359, page 941 and by Assignment and Assumption of Ground Lease dated May 8, 1986 by and between Archlane Corporation N.V. (seller) and Syms Corp. (purchaser), recorded May 18, 1986 in Deed Book 3558, page 202.

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4.          Upon entry of this Order, Syms is hereby authorized, ordered and directed, pursuant to Bankruptcy Code section 365(f), as well as the Plan and the Confirmation Order, to assign the Lease to Assignee, as more fully set forth in that certain Assignment of Ground Lease, General Assignment and Bill of Sale in the form annexed hereto as Exhibit A (herein the “General Assignment”), such assignment of the Lease to be effective upon Syms’s receipt of (i) $29,000,000.00 and (ii) a letter of credit in the amount of $4,017,000.00 for the benefit of Syms (the “ASG Letter of Credit”) as security for Syms’s obligations, if any, in respect of the cure amounts asserted by Hartz as set forth in proofs of claim 2662 and 2692 filed by U.S. Bank National Association in the total amount of $4,017,000.00 (the “Hartz Cure Dispute Claims”) from Assignee (herein the “Assignment Payment”), which Assignment Payment shall be made at the closing which shall occur on the date this Order is entered, unless the date of closing is extended by mutual agreement of Syms and Assignee (the “Closing Date”).

5.          On the Closing Date, and contemporaneous with the receipt of the Assignment Payment, the $1,250,000.00 held in a reserve account by Syms in connection with the Cure Dispute shall be released to Syms and Syms shall have no further obligation to reserve any funds or other security related to the Cure Dispute. In connection with the ASG Letter of Credit, ASG will indemnify Syms for its obligations, if any, under the Cure Dispute and will have sole authority in its absolute discretion to control, defend and settle the Hartz Cure Dispute Claims.

6.          Other than the Cure Dispute, which shall be satisfied, if at all, solely and exclusively by the ASG Letter of Credit, as of the date hereof, there is no: (i) monetary default under the Lease requiring cure, or adequate assurance of cure, within the meaning of Bankruptcy Code section 365(b)(1)(A); (ii) nonmonetary default under the Lease; (iii) actual pecuniary loss from a monetary default under the Lease as to any party requiring compensation, or adequate assurance of compensation, pursuant to Bankruptcy Code section 365(b)(1)(B); and (iv) event or condition which, with the passage of time or giving of notice, or both, would constitute a monetary or nonmonetary default. Landlord and any of its successors and assigns are hereby estopped from asserting any claims arising from or related to the Cure Dispute as a default against Assignee.

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7.          The Lease is valid, binding, and in full force and effect in accordance with its terms and without any default thereunder, other than any defaults related to the Cure Dispute, as of and including the date hereof. Syms represents and warrants that it shall not enter into, and there currently are no subleases, licenses or occupancy agreements in effect with respect to the premises that are the subject of the Lease other than the Lease, and that it shall not enter into, and that there currently are no, service contracts or agreements with respect to said premises or the Lease that will be binding upon the Assignee. Syms shall also continue to operate the premises in accordance with the terms of the Lease from the date of entry of this Order through the Closing Date.

8.          Upon the assignment of the Lease to Assignee, Assignee shall be deemed to be substituted for Syms as a party to the Lease and, with the exception of the Cure Dispute, Syms shall be relieved, pursuant to BanIcruptcy Code section 365, from any liability or obligations arising under or related to the Lease.

9.          Except with respect to the obligations under this Order and the General Assignment, upon receipt of the Assignment Payment by Syms, Assignee and its affiliates, subsidiaries, shareholders, members, successors, assigns, agents, employees, directors, officers, and/or representatives (the “ASG Entities”) shall in no way have any liability to Syms, the Reorganized Debtors, or their affiliates, subsidiaries, shareholders, members, successors, assigns, agents, employees, directors, officers, and/or representatives (“Syms Parties”) for or in connection with any and all claims, causes of action, or other rights or remedies the Syms Parties had, have or may have arising from or relating to, in any manner whatsoever, the Lease, the Leasehold Interest, the Motion, the Cure Dispute, or Syms’ motion for a Bankruptcy Rule 2004 examination of Hartz and Landlord (the “2004 Motion”) (Dkt. No. 2802), filed on February 10, 2014, including but not limited to those certain additional discovery requests, demands for admissions and deposition notices dated February 28, 2014 or the purported subject matter thereof (collectively the “Claims”), which Claims are hereby waived and released with prejudice as to any and all of the ASG Entities.

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10.         Upon receipt of the Assignment Payment by Syms, the Reorganized Debtors shall release Hartz and Landlord solely with respect to claims sought to be investigated in the 2004 Motion.

11.         Except with respect to the obligations under this Order and the General Assignment, the Syms Parties shall in no way have any liability to the ASG Entities for or in connection with any and all claims, causes of action, or other rights or remedies the ASG Parties had, have or may have arising from or relating to, in any manner whatsoever, the Lease, the Leasehold Interests, the Motion, the Cure Dispute, or the Claims, which Claims are hereby waived and released with prejudice as to any and all of the Syms Parties.

12.         Assignee shall make available to Syms and Syms shall have the right, at Closing to enter into a short term lease agreement, for a term through and no later than three weeks from the Closing Date (the “Termination Date”), in the form annexed hereto as Exhibit B (herein the “Short Term Lease Agreement”) for office space in the Secaucus Property rent free, other than cost and expense for Syms’ electricity, water, HVAC and insurance (herein the “Expenses”), as more particularly provided in the Short Term Lease Agreement; in the event Syms does not vacate and surrender the premises on the Termination Date, Syms shall be deemed a holdover at sufferance and may be evicted by the Assignee under the Short Term Lease; in the event of any such holdover, Syms shall be obligated to pay holdover rental of $6,000.00 per day, plus Expenses for each day of any such holdover.

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13.         Pursuant to Bankruptcy Code sections 363(b) and 363(f), upon remittance of the Assignment Payment, Syms’ right, title, and interest in the Lease and the Leasehold Interests shall be transferred to Assignee free and clear of all liens, claims and encumbrances (collectively, the “Liens”), with all such Liens to attach to the cash proceeds of the sale of the Lease and the Leasehold Interests to Assignee in the order of their priority, with the same validity, force, and effect which they had as against the Lease and the Leasehold Interests immediately before such transfer, subject to any claims and defenses Syms’ may possess with respect thereto.

14.         Consummation of the transaction contemplated by the Motion, under the General Assignment, and hereunder reflects the product of arm’s length negotiations between Syms and Assignee without collusion, and in good faith, as that term is used in Bankruptcy Code section 363(m), and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the sale of the Lease and the Leasehold Interests shall not affect the validity of the sale to Assignee, unless such authorization is duly stayed pending such appeal. The Assignee is a good faith assignee and a purchaser in good faith, within the meaning of Bankruptcy Code section 363(m), of the Lease and the Leasehold Interests, and is, and shall be, entitled to all of the protections afforded by such section and in accordance therewith. Neither Syms nor Assignee has engaged in any conduct that would cause or permit the General Assignment to be avoidable under Bankruptcy Code section 363(n).

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15.         Pursuant to paragraph 18 of the Findings of Fact, Conclusions of Law and Order Confirming the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries, and section 1146(a) of the Bankruptcy Code, no document recording tax, stamp tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording tax or other similar tax or governmental assessment shall be due and owing on account of the assignment of the Leasehold Interests or the Secaucus Property, and the appropriate state or local governmental officials or agents are directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any instrument or other document related to the Secaucus Property without payment of any such tax or local assessment; provided, however, that Syms and Assignee shall execute and deliver any other and further documents that may be required in connection with the assumption and assignment of the Lease and sale of the Leasehold Interests to comply with applicable state law at no cost to Syms. For the avoidance of doubt, the provisions of N.J.S.A. 54:50-38 are waived or inapplicable to the Assignment of Lease contemplated by this Order.

16.         The terms and conditions of this Order shall be effective immediately upon entry and shall not be subject to the stay provisions contained in Bankruptcy Rule 6006 and, to the extent applicable, Bankruptcy Rule 6004.

17.         The Court shall retain jurisdiction with respect to any dispute arising from or relating to the interpretation and implementation of this Order.

Dated:	Wilmington, Delaware
April __, 2014

Honorable Kevin J. Carey
UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT A

[General Assignment]

EXHIBIT B

[Short Term Lease Agreement]

SHORT TERM LEASE AGREEMENT

THIS SHORT TERM LEASE AGREEMENT (this “Lease”) is made as of the ____ day of March, 2014, between ASG EQUITIES SECAUCUS LLC, a Delaware limited liability company (“Landlord”), having an address at c/o 22 Cortland Street, 5th Floor, New York, New York 10007, and TRINITY PLACE HOLDINGS INC., a Delaware corporation (“Tenant”), successor-by-merger to Syms Corp., having an address c/o 1 Syms Way, Secaucus, New Jersey 07094.

WITNESSETH:

WHEREAS, Landlord purchased from Tenant, among other interests, Tenant’s (a) leasehold estate and interest in and to the real property commonly known as 1 Syms Way, Secaucus, New Jersey (the “Land”) pursuant to the terms of that certain Ground Lease described in Exhibit “B” attached hereto (the “Ground Lease”), together with all of the tenant’s right, title and interest in, to and under the Ground Lease; and (b) interest in the buildings, parking area and other structures and improvements located on the Land (the “Improvements”).

WHEREAS, Tenant desires, from and after the date hereof and through the expiration of the Term (as defined herein), to lease from Landlord those certain portions of the building located on the Land (herein the “Building”) for administrative and office use, which portions of the Building are more particularly shown as cross-hatched on Exhibit A attached hereto and made a part hereof (collectively, the “Demised Premises”).

WHEREAS, Landlord and Tenant desire to enter into this Lease to confirm their agreement with respect to Landlord granting to Tenant a short term lease for use and occupancy of the Demised Premises, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of Landlord and Tenant, and intending to be legally bound hereby, Tenant and Landlord agree as follows:

1.          Lease; Term. Subject to the terms and conditions set forth in this Lease, Landlord agrees to lease to Tenant and Tenant agrees to hire from Landlord, the Demised Premises. The term of this Lease (the “Term”) shall commence on the date hereof (the “Commencement Date”) and, shall terminate on the date that is three (3) weeks after the Closing Date (as defined in Order Pursuant to 11 U.S.C. §§ 105(a) and 365 and Fed. R. Bankrp. P. 9019, The Plan and Confirmation Order (I) Approving Settlement, (II) Authorizing Assumption and Assignment of Unexpired Lease of Non-Residential Real Property Located at One Syms Way, Secaucus, New Jersey and (III) Granting Related Relief) (the “Fixed Termination Date”), or upon such earlier date upon which the Term of this Lease shall expire, be canceled or be terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law (the date upon which this Lease actually terminates pursuant to the terms hereof, being hereinafter referred to as the “Termination Date”). Subject to the terms and conditions set forth herein, Tenant shall have the right to surrender the Demised Premises to Landlord prior to the Fixed Termination Date by providing Landlord with notice (“Termination Notice”) thereof not less than five (5) Business Days (as hereinafter defined) prior to the date that Tenant actually surrenders the Demised Premises to Landlord. The Termination Notice shall designate the Termination Date, which date shall in no event be later than the Fixed Termination Date, and upon such designated Termination Date, Tenant shall vacate and surrender the Demised Premises in accordance with the terms hereof and all of the parties rights and obligations hereunder shall terminate, except for those rights and obligations which expressly survive termination hereof. As used in this Lease the term “Business Day” shall mean all days except Saturdays, Sundays and days observed by the federal or New Jersey state government as legal holidays when government offices are closed.

2.          Use of Demised Premises; Access. Tenant may use and occupy the Demised Premises for administrative and general offices purposes in connection with the operation of Tenant’s business, and for such other customary and attendant uses as are reasonably related thereto (including, but not limited to, the parking of motor vehicles within the Parking Areas (as hereinafter defined)), and for no other purpose or use. Tenant shall have access to the Demised Premises twenty-four (24) hours per day, every day during the Term, subject to casualty, condemnation, and force majeure. So long as Tenant is not in default under this Lease beyond any applicable notice and grace periods provided herein, Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the portions of the parking area shown on Exhibit A (the “Parking Area”).

3.          Services; Electricity; Signage.

(a)          Landlord shall supply the Demised Premises, 24 hours a day, seven (7) days a week, with (i) heating, ventilation and air-conditioning (“HVAC”), to the extent and in the capacity currently serving the Demised Premises, when seasonably required, and (ii) electricity for the operation of lighting fixtures and ordinary office equipment, to the extent and in the capacity currently serving the Demised Premises (the services described in the foregoing subsections (a)(i) and (a)(ii) being referred to herein as the “Services”). Tenant shall pay the reasonable charges imposed by Landlord for any Services provided to the Demised Premises within ten (10) Business Days of being billed therefor. The reasonable charges imposed by Landlord shall reflect the actual out-of-pocket expense incurred by Landlord (x) for such Services from third party providers, such as an electric utility company or energy supply company, and (y) for any repairs to or replacements of equipment and/or facilities reasonably necessary to provide such Services, unless and to the extent such repairs or replacements of equipment and/or facilities are required as a result of the deliberate or negligent acts of Landlord or its agents, contractors, vendors or invitees, in which case such costs to repair or replace shall be borne solely by Landlord; provided, however, in a case where the repairs or replacements are reasonably necessary to provide any such Services and the cost of such repairs or replacements are rightfully chargeable to Tenant under this Section 3(a), Landlord will notify Tenant of the need for such repair or replacement and, from and after the date of such notification, Tenant shall have the right to waive Tenant’s right to such Services and, in the event of such waiver, Tenant shall release Landlord from its obligation of providing such Services.

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(b)          Subject to and without limiting the provisions of this Section 3(b), Landlord, at Landlord’s option, in its sole discretion, may measure Tenant’s demand for and consumption of electricity in the Demised Premises using a submeter or submeters installed and maintained by Landlord at Landlord’s cost. Tenant shall pay to Landlord an amount (the “Electricity Additional Rent”) equal to one hundred percent (100%) of the product obtained by multiplying (x) the Average Cost per Kilowatt Hour, by (y) the number of kilowatt hours of electricity used in the Demised Premises for the applicable billing period, as registered on the submeter or submeters for the Demised Premises, without markup by Landlord. Landlord shall give Tenant an invoice for the Electricity Additional Rent from time to time. The term “Average Cost per Kilowatt Hour” shall mean, with respect to any particular period, the quotient obtained by dividing (x) the aggregate charge imposed by the Utility Company on Landlord for the electricity supplied to the Building for such period (including the aggregate charge imposed for making available electricity that satisfies the Building’s peak demand for electricity during such period), by (y) the number of kilowatt Hours of electricity used in the Building during such period, as reflected on the electric meter or meters for the Building. The term “Utility Company” shall mean, collectively, the local electrical energy distribution company and the competitive energy provider with which Landlord have made arrangements to obtain electric service for the Building.

(c)          Tenant shall contract with and pay directly to the service provider for any telephone and cable service, provided that access by any third party service provider to the Demised Premises and the Building shall be subject to the reasonable approval of, and coordinated through, Landlord and the building manager. Any service provider for telephone and cable service serving the Demised Premises as of the date hereof shall be deemed approved by Landlord and the building manager.

4.          Requirements of Law/Ground Lease. Tenant, at Tenant’s sole cost and expense, shall, solely with respect to the nature of its occupancy, use and enjoyment of the Demised Premises, comply with all present and future laws, rules, orders, regulations, statutes and codes, extraordinary as well as ordinary, of all governmental authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau or other body exercising similar functions (“Requirements”), affecting the Land, Building or the maintenance, use or occupation thereof, which are applicable to the Demised Premises and/or the use thereof.

5.          Insurance and Indemnity. Tenant shall obtain and keep in full force and effect (i) policies of commercial general public liability insurance and property damage insurance, with a broad form contractual liability endorsement with Tenant named as the insured thereunder, and Landlord, Landlord’s ground lessor and any mortgagees of which Landlord shall give Tenant notice named as additional insureds thereunder, in such form, with a company, for a period and in such amounts as Landlord may reasonably approve, and (ii) a policy of worker’s compensation insurance (covering all persons to be employed by Tenant) with statutory limits. Tenant shall furnish to Landlord certificates of the commercial general liability and property damage insurance and the worker’s compensation insurance on or prior to the Commencement Date. Tenant shall indemnify, defend and hold Landlord harmless against (i) all claims of whatever nature against Landlord arising from any act, omission or negligence by Tenant, Tenant’s employees, contractors, subcontractors, Tenants and agents in or about the Demised Premises, and (ii) all claims against Landlord arising from any accident, injury or damage to property or persons occurring in or about the Demised Premises; provided, however, Tenant shall not be required to indemnify, defend and hold Landlord harmless against any claims caused by or resulting solely from Landlord’s, Landlord’s employees, contractors, subcontractors and agents negligence or Landlord’s, Landlord’s employees, contractors, subcontractors and agents intentional misconduct. Landlord shall obtain and keep in full force and effect policies of insurance in such form and such amounts as are customarily carried for property of this size, location, use and value. Neither the foregoing indemnification nor any other provision in this Lease shall serve to waive or otherwise limit Tenant’s right or ability to pursue any and all remedies available to Tenant against Landlord, Landlord’s employees, contractors, subcontractors and agent and/or Superior Lessor (as hereinafter defined) arising from this Lease.

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Neither Landlord nor any lessor under the Ground Lease (herein “Superior Lessor”) shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant’s business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant’s insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

6.          Access. Landlord and Landlord’s agents have the right, throughout the Term, upon twenty-four (24) hours’ prior written notice to Tenant, to enter the Demised Premises during normal business hours to examine the same, to show the same to prospective purchasers, mortgagees or lessees of the Building or any space therein, and to make such repairs as are necessary to the Demised Premises or any other portion of the Building, at Landlord’s sole cost and expense.

7.          Default and Termination. In addition to any and all other rights or remedies provided in this Lease or which Landlord or Tenant may have at law, in equity, or otherwise, if Tenant fails to comply with any obligation imposed upon Tenant hereunder within any time period required (time being of the essence of all such time periods), the same shall be a default hereunder and Landlord shall have the right, after five (5) Business Days’ notice to Tenant for any such non-compliance and Tenant’s failure to remedy the same within such five (5) Business Day period (or if such non-compliance is not monetary and cannot be remedied within such five (5) Business Day period, Tenant’s failure to commence to cure such non-compliance within such period and to thereafter diligently pursue such cure to completion, provided that in all events such cure shall be completed within thirty (30) days), to terminate this Lease at any time thereafter on notice to Tenant, and this Lease and the Term and all of Tenant’s rights under this Lease shall expire and terminate upon the date of such notice and Tenant shall immediately quit and surrender the Demised Premises to Landlord, but Tenant shall nonetheless remain liable for all of Tenant’s obligations hereunder. In addition to and not by way of limitation of Landlord’s other rights and remedies, in the event Tenant fails to surrender the Premises in accordance with the terms of this Agreement, Tenant hereby agrees to subject itself to the jurisdiction of the Superior Court of New Jersey, Special Civil Part - Landlord Tenant Section for the purpose of summary dispossession proceedings, if Landlord institutes proceedings in such court.

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8.          End of Term. On or before the Termination Date (but in no event later than the Fixed Termination Date), Tenant shall quit and surrender to Landlord the Demised Premises vacant, in the same condition it was in upon the commencement of this Lease, ordinary wear and tear and damage from casualty or condemnation excepted and Tenant shall remove therefrom those specific items of Tenant’s office equipment and furniture which are not included as part of the personal property which has been sold to Landlord pursuant to that certain Assignment of Ground Lease, General Assignment and Bill of Sale dated as of the date hereof between Landlord and Tenant and repair any damage caused by such removal. If Tenant remains in possession of the Demised Premises after the Fixed Termination Date or earlier termination of this Lease, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that Tenant shall pay to Landlord, in addition to the charges for the Services and the Electricity Additional Rent, rent for the Demised Premises in the amount of Six Thousand & 00/100 Dollars ($6,000.00) per day for each day or part thereof that Tenant remains in possession of all or any portion of the Demised Premises after the Fixed Termination Date.

9.          Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Lease. Each party hereto agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of its respective representations and warranties contained in this Section 9 being untrue. The provisions of this Section 9 shall survive the expiration or earlier termination of the Term hereof.

10.         Subordination. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or Building and/or any of such leases, whether or not such mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. The provisions of this section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the mortgagee of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within 10 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

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11.         Bills and Notices. Except as otherwise provided in this Lease, any bill, statement, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing, hand delivered to Tenant, or sent via reputable overnight courier service such as Federal Express, addressed to Tenant at the Building or at Tenant’s last known business address at the time of the rendition of such bill or statement, Attention: Robert J. Dehney, with a copy to (x) Morris, Nichols, Arsht & Tunnell, LLP, P.O. Box 1347, Wilmington, Delaware, 19899, Attenton Robert J. Dehney and (y) Lorraine Freedhand, The Freedhand Firm, PLLC, 8118 13th Avenue, Brooklyn, New York, 11228. Any notice by Tenant to Landlord must be in writing and served by hand delivery or sent via reputable overnight courier service such as Federal Express, addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice, Attention: Mr. Ezra Sultan, with a copy to Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, Attention: Jeffrey Horwitz, Esq. All notices shall be deemed received upon the date of personal delivery if a Business Day or the first Business Day thereafter, or the first Business Day after delivery of same to an overnight courier service.

12.         Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

13.         (a)          Certification. Tenant certifies that: (i) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

(b)          Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

14.         Counterparts; Facsimile. This Lease may be executed in one or more counterparts and/or via facsimile or PDF signature, all of which shall have the same force and effect as original signatures, and all of which when taken together shall constitute one document.

Signatures Follow

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IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

TENANT:

TRINITY PLACE HOLDINGS INC.,
a Delaware corporation

By:
Name:
Title:

LANDLORD:

ASG EQUITIES SECAUCUS LLC,
a Delaware limited liability company

By:
Name:
Title:

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EXHIBIT A

DEMISED PREMISES

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EXHIBIT B

GROUND LEASE

Severance Lease No. 5 between 99 Hudson TIC II LLC, as successor-in-interest to U.S. Bank, N.A., as successor-by-merger to First Pennsylvania Bank, N.A., as Trustee under Indenture of Trust designated a Metropolitan Trust Agreement, dated April 20, 1977 (“First PA”), as landlord, and Hartz Mountain Metropolitan, a New Jersey partnership, as tenant (“Hartz Mountain”), dated as of April 20, 1997 (as described in that certain Memorandum of Lease for Severance Lease No. 5 between First PA and Hartz Mountain, dated April 20, 1977 and recorded in Deed Book #3279, Page #93), as assigned by Hartz Mountain to Archlane Corporation N.V., a Netherlands Antilles corporation (“Archlane”), by an Assignment and Assumption of Ground Lease, dated October 5, 1982, and recorded in Deed Book #3359, Page #941, and as further assigned by Archlane to Syms Corp., a New Jersey corporation (predecessor-by-merger to Trinity Place Holdings, Inc., a Delaware corporation (“Trinity”), by Assignment and Assumption of Ground Lease, dated May 8, 1986, and recorded in Deed Book #3558, Page #202, and a further assigned by Trinity to ASG Equities Secaucus LLC, a Delaware limited liability company, by Assignment of Ground Lease, General Assignment and Bill of Sale, dated on or about March 28, 2014, and to be recorded.

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